Exhibit 99.1


        Aether Systems Announces Second Quarter 2003 Results;
                 More Progress Towards Profitability


    OWINGS MILLS, Md.--(BUSINESS WIRE)--Aug. 12, 2003--Aether Systems, Inc. (NASDAQ:AETH), a leading provider of wireless and mobile data solutions, today reported financial results for the second quarter ended June 30, 2003. Revenues for the second quarter were $27.8 million. The results include subscriber revenue of $17.8 million, engineering services revenue of $172,000, software product revenue of $5.6 million, and device sales of $4.2 million. In the same period last year, revenues were $31.6 million, including subscriber revenue of $19.9 million, engineering services revenue of $712,000, software product revenue of $5.6 million, and device sales of $5.4 million. In Q1 2003, revenues were $29.2 million.
    Based on Generally Accepted Accounting Principles (GAAP), net loss was ($0.35) per share or ($14.7 million) in Q2 2003. In the same period last year, net loss was ($0.46) per share or ($19.5 million). Aether reported a Q2 2003 net operating loss, excluding certain non-cash and other charges, of ($0.17) per share or a total of ($7.3 million). In the same period last year, Aether reported a net operating loss, excluding certain non-cash and other charges, of ($0.61) per share or a total of ($25.7 million). Additionally, Adjusted EBITDA, which the Company believes is a meaningful supplemental measurement of its operating performance, was approximately ($3.9 million) for the second quarter 2003, as compared to an Adjusted EBITDA of ($18.1 million) for the second quarter 2002. Net operating loss, excluding certain non-cash and other charges, and Adjusted EBITDA are non-GAAP financial measures. Non-cash and other charges include restructuring charges, the amortization of intangibles and other non-cash items primarily relating to acquisitions, the Company's share of losses in joint ventures under equity method accounting, and non-cash expenses relating to options and warrants and certain other items, all of which are set forth on a reconciliation attached to this press release.
    "This quarter marked our eighth consecutive quarter of improvements with regard to net operating loss, excluding certain non-cash and other charges, as we aim for profitability," said Chairman and CEO Dave Oros. "Reflecting our continuing efforts to most efficiently manage our resources, we experienced another reduction in adjusted operating expenses (consisting of research and development, general and administrative, and selling and marketing costs) to $18.5 million."
    Oros continued, "We have been encouraged by the deployments from contracts won over recent quarters, such as those with global office supplies leader Corporate Express, public safety agencies in Hamilton County, Ohio, and trucking leader U.S. Xpress. The process that began in earnest last year to optimize our cost structure and become more focused on specific business units is nearing completion. We can now focus more of our efforts on growing areas of the business that have demonstrated the most resiliency. The aforementioned deployments, the additional customers we win on a regular basis, and the overall improved financial trends are encouraging developments."
    Based on Generally Accepted Accounting Principles (GAAP), operating expenses were $28.7 million in Q2 2003. By comparison, operating expenses were $25.4 million in Q1 2003 and $47.2 million in Q2 2002. Adjusted operating expenses (which excludes depreciation and amortization, option and warrant expense, impairments of intangibles and other assets, and restructuring charges) continued to decrease for the tenth consecutive quarter, improving from $19.5 million in Q1 2003 to $18.5 million this quarter. Adjusted operating expenses is a non-GAAP financial measure. In Q2 2002, adjusted operating expenses were $31.4 million. Aether considers adjusted operating expenses that consist of research and development, general and administrative, and selling and marketing costs to be a direct measurement of a company's operations, as it includes cash utilization that is most closely associated with and supportive of day-to-day operations.
    Revenue for this quarter decreased for specific reasons. As Aether has previously discussed, aggressive efforts in reducing expenses have had some impact on revenue, due in part to said efforts that sought to eliminate lower margin revenue. Aether noted, however, that while it has reduced adjusted operating expenses by over 40 percent from Q2 2002 to Q2 2003, revenue decreased by 12 percent during that same time period. While the Company will always look to improve efficiencies in managing the business, Aether has completed a significant portion of its expense reduction plan. Also, the ongoing process in Aether's Transportation division of seeking to convert Highway Master 5000 (HM5000) customers to Aether's MobileMax product is having a temporary impact, as MobileMax carries a lower, but more consistent, monthly fee than HM5000. The Company expects a majority of this conversion process to be completed by the end of this year and that a significant portion of HM5000 customers will continue to use Aether service. The results of this process include longer, multi-year contracts for MobileMax with a lower but more consistent monthly fee, as opposed to the more variable model of HM5000, which results in more volatile and less predictable revenue. As the year progresses, the Company expects increases in MobileMax revenues to exceed declines in HM5000 revenues.

    Management Guidance

    For the balance of 2003, Aether expects a return to modest revenue growth, with more momentum likely to be seen in the last fiscal quarter, due principally to the deployments now being implemented across the business - particularly from our Transportation division. The Company also expects operating loss, excluding certain non-cash and other charges, to continue to improve through the balance of the year.

    Use of Non-GAAP Financial Measures

    This press release includes three non-GAAP financial measures, as defined by the SEC's Regulation G. These non-GAAP financial measures are (1) net operating loss, excluding non-cash and other charges, (2) adjusted operating expenses, and (3) Adjusted EBITDA. Net loss is the most directly comparable GAAP financial measure to both net operating loss, excluding non-cash and other charges, and Adjusted EBITDA; operating expenses is most directly comparable to adjusted operating expenses. As required by Regulation G, a reconciliation of each of these non-GAAP financial measures to the most directly comparable GAAP financial measure is attached to this press release.
    We provide these three non-GAAP financial measures because we believe that when considered with the comparable GAAP measures, they enhance an investor's ability to compare the Company's performance from one period to the next, as they exclude the impact of non-recurring or irregular items. Aether management considers these non-GAAP financial measures in evaluating the Company's operations. We also believe they aid in management's and investors' assessment of the use of cash by the Company's core operations, as they exclude cash items (such as restructuring charges) that in management's judgment do not reflect the ongoing cash expenses of the Company's continuing business, as well as non-cash gains and charges. In addition, net operating loss, excluding certain non-cash and other charges, is a metric used by analysts and others in the investment community to evaluate the Company's performance and to express performance estimates for the Company. These non-GAAP financial measures require management to make judgments about the exclusion of certain items, and if different judgments were made, the amounts reported would be different.

    Conference Call

    Aether will host a conference call on Wednesday, August 13, 2003 at 8:30 a.m. Eastern Time. Interested parties may access the call at www.aethersystems.com or by telephone at 1-800-441-0022. Please ask for the Aether Systems call. Replay of this call will be available until Friday, August 22, 2003, by calling 1-800-839-0860, access code 1057. Additionally, this press release is available on the Company's website.

    About Aether Systems, Inc.

    Aether Systems delivers wireless and mobile workforce automation solutions that make people more productive and their organizations more profitable. Aether's products and services are built on Aether Fusion, the company's standards-based platform that allows for secure, reliable extension of critical information to virtually any wireless or mobile environment. Return on investment in Aether solutions comes from a unique combination of strengths - quick access to multiple back-end information sources, workflow that is optimized for specific industries, and turnkey deployment services and professional support. Backed by years of in-market expertise, Aether is making it possible for thousands of government agencies and businesses to unleash the power of the mobile workforce. For more information, please visit www.aethersystems.com.

    Safe Harbor

    This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used herein, the words anticipate, believe, estimate, intend, may, will, and expect and similar expressions as they relate to Aether Systems, Inc. (Aether or Company) or its management are intended to identify such forward-looking statements. Actual results could differ materially for a variety of reasons and circumstances. Risks and uncertainties that may affect the Company's operations, financial condition and financial results are discussed in detail in the Company's Annual Report on Form 10-K and include, but are not limited to: the lack of an established market for our products; uncertainty as to whether our acquisitions will produce anticipated benefits, whether we will be able to alter our services to meet changing market demands and technologies; whether we will be able to recruit and retain qualified personnel; our dependence on wireless networks owned and controlled by third parties; potential negative effects on our operations from workforce reductions and other restructuring activities; limitations on our ability to protect the Company's intellectual property; potential liabilities for transmitting third party information, service disruptions and systems failures; the potential loss of significant customers; and the impact of changes in laws and rules that affect our domestic and foreign operations.Aether undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



                         AETHER SYSTEMS, INC.
                  CONDENSED CONSOLIDATED STATEMENTS
                             OF OPERATIONS

                             Three Months Ended    Six Months Ended
                                 June 30,              June 30,
                           --------------------- ---------------------
                              2003       2002       2003       2002
                           ---------- ---------- ---------- ----------
in thousands except per
 share data

Subscriber revenue           $17,772    $19,881    $36,764    $32,190
Engineering services
 revenue                         172        712        251      2,335
Software and related
 services                      5,646      5,633     11,495     11,655
Device sales                   4,165      5,392      8,482      9,110
                           ---------- ---------- ---------- ----------
          Total revenue       27,755     31,618     56,992     55,290
Cost of subscriber revenue     8,395     11,203     18,240     18,557
Cost of engineering
 services revenue                 37        318         58      1,121
Cost of software and
 related services              1,148      2,264      2,421      4,440
Cost of device sales           3,488      4,519      8,203      7,950
                           ---------- ---------- ---------- ----------
          Total cost of
           revenue            13,068     18,304     28,922     32,068
                           ---------- ---------- ---------- ----------
          Gross profit        14,687     13,314     28,070     23,222
Operating expenses:
  Research and development     4,272      6,991      8,710     15,617
  General and
   administrative             10,870     15,561     22,580     32,936
  Selling and marketing        3,400      8,885      6,785     19,039
  Depreciation and
   amortization                4,164     10,604      8,414     21,353
  Option and warrant
   expense                       521      2,170      1,130      4,391
  Impairment of intangibles
   and fixed assets            2,202          -      2,644      2,377
  Loss on disposal of
   assets                        838          -        838          -
  Restructuring charge         2,378      3,025      2,904     15,581
                           ---------- ---------- ---------- ----------
         Total operating
          expenses            28,645     47,236     54,005    111,294
                           ---------- ---------- ---------- ----------
          Operating loss     (13,958)   (33,922)   (25,935)   (88,072)
Other income (expense):
  Interest income
   (expense), net               (768)    (1,780)    (1,006)    (4,034)
  Gain on extinguishment of
   debt                            -     22,046          -     28,308
  Equity in losses of
   investment                    (33)      (833)       (92)    (3,606)
  Investment gain (loss),
   including impairments,
   net                            42     (5,877)      (124)   (10,112)
  Minority interest                -     (1,408)         -        108
  Other income                     -      2,319          -      2,319
  Cumulative effect of
   change in accounting
   principle, Relating to
   adoption of SFAS 142            -          -          -   (129,306)
                           ---------- ---------- ---------- ----------
            Net Loss        $(14,717)  $(19,455)  $(27,157) $(204,395)
                           ========== ========== ========== ==========

Net loss per share - basic
 and diluted                  ($0.35)    ($0.46)    ($0.64)    ($4.86)

Weighted average shares
 outstanding - basic and
 diluted                      42,538     42,156     42,406     42,074
                           ========== ========== ========== ==========

Reconciliation to net
 operating loss excluding
 non-cash and other
 charges:(1)

  Net loss per GAAP         $(14,717)  $(19,455)  $(27,157) $(204,395)

  Add back non-cash and
   other charges:
    Other adjustments
     (impairment of
     goodwill, write-down
     of investments,
     inventory
     obsolescence)             2,160      5,877      2,768     12,489
    Amortization of
     intangibles               1,499      4,869      2,873      9,818
    Proportionate share of
     losses in investee           33        833         92      3,606
    Other income                   -     (2,319)         -     (2,319)
    Option and warrant
     expense                     521      2,170      1,130      4,391
    Restructuring charge
     (includes cash and non
     cash charges)             2,378      3,025      2,904     15,581
    Loss on disposal of
     assets                      838          -        838          -
    Gain on extinguishment
     of debt                       -    (22,046)         -    (28,308)
    Minority interest -
     amortization                  -      1,351          -        (94)
    Cumulative effect of
     change in accounting
     principle                     -          -          -    129,306
                           ---------- ---------- ---------- ----------
      Net operating loss
       excluding non-cash
       and other charges      (7,288)   (25,695)   (16,552)   (59,925)
                           ========== ========== ========== ==========

     Net operating loss
      excluding non-cash
      and other charges per
      share - basic and
      diluted                 ($0.17)    ($0.61)    ($0.39)    ($1.42)
                           ========== ========== ========== ==========

Reconciliation to adjusted
 operating expenses:(1)

  Operating expenses per
   GAAP                       28,645     47,236     54,005    111,294

  Subtract non cash and
   other charges:
    Depreciation and
     amortization             (4,164)   (10,604)    (8,414)   (21,353)
    Option and warrant
     expense                    (521)    (2,170)    (1,130)    (4,391)
    Impairment of
     intangibles and fixed
     assets                   (2,202)         -     (2,644)    (2,377)
    Loss on disposal of
     assets                     (838)         -       (838)         -
    Restructuring charge
     (includes cash and non
     cash charges)            (2,378)    (3,025)    (2,904)   (15,581)
                           ---------- ---------- ---------- ----------

      Adjusted operating
       expenses               18,542     31,437     38,075     67,592
                           ========== ========== ========== ==========


Reconciliation to Adjusted EBITDA: (2)

  Net loss per GAAP         $(14,717)  $(19,455)  $(27,157) $(204,395)

    Depreciation and
     amortization              4,164     10,604      8,414     21,353
    Option and warrant
     expense                     521      2,170      1,130      4,391
    Impairment of
     intangibles and fixed
     assets                    2,202          -      2,644      2,377
    Loss on disposal of
     assets                      838          -        838          -
    Restructuring charge       2,378      3,025      2,904     15,581
    Interest income
     (expense), net              768      1,780      1,006      4,034
    Gain on extinguishment
     of debt                       -    (22,046)         -    (28,308)
    Equity in losses of
     investment                   33        833         92      3,606
    Investment gain (loss),
     including impairments,
     net                         (42)     5,877        124     10,112
    Minority interest              -      1,408          -       (108)
    Other income                   -     (2,319)         -     (2,319)
    Cumulative effect of
     change in accounting
     principle                     -          -          -    129,306
                           ---------- ---------- ---------- ----------

      Adjusted EBITDA         (3,855)   (18,123)   (10,005)   (44,370)
                           ========== ========== ========== ==========

(1) Our Adjusted operating expenses and Net operating loss excluding non-cash and other charges are non-GAAP measures and are indicators of performance used by management and industry analysts to evaluate the operational performance of the company.

(2) The Company calculates Adjusted EBITDA, which is a non-GAAP measure, by adding back to its operating loss (as reported under GAAP) the following non-cash and other items:

        Depreciation and amortization, option and warrant expense, impairment of intangibles and fixed assets, loss of disposal of assets and restructuring charges.


                         AETHER SYSTEMS, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS

                                ASSETS
                                               June 30,   December 31,
                                                 2003         2002
                                             ------------ ------------
in thousands

Current assets:
  Cash and cash equivalents                     $111,349      $68,593
  Short-term investments                         190,032      255,825
  Trade accounts receivable                       26,207       22,788
  Inventory                                        8,180       19,664
  Assets held for sale                                 -        5,250
  Leased equipment receivable                      2,021        1,656
  Prepaid expenses and other current assets       14,317       16,002
                                             ------------ ------------
          Total current assets                   352,106      389,778
Restricted cash                                    2,000            -
Furniture, computers, and equipment, net          15,356       19,301
Leased equipment receivable                        8,306        6,691
Intangibles and other assets                      62,408       57,639
                                             ------------ ------------
                                                $440,176     $473,409
                                             ============ ============

                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable                                      $16           $4
  Accounts payable                                 2,342        1,902
  Accrued expenses                                14,543       19,963
  Restructuring reserve                            7,526        8,651
  Accrued employee compensation and benefits       5,052        7,336
  Accrued interest payable                         2,529        2,529
  Deferred revenue                                17,062       14,234
                                             ------------ ------------
          Total current liabilities               49,070       54,619

Long-term liabilities:
  Convertible subordinated notes payable and
   other notes payable                           154,933      154,942
  Deferred revenue                                15,497       11,789
  Restructuring reserve                           19,667       23,801
  Deferred rent                                      782          858

Stockholders' equity                             200,227      227,400
Commitments and contingencies
                                             ------------ ------------
                                                $440,176     $473,409
                                             ============ ============




    CONTACT: Aether Systems, Inc.
             Press Contact:
             Greg Abel, 410-654-6400 x5189
              or
             Investor Contact:
             Gregg Lampf, 410-654-6400 x5165